CONSULTANT COMPENSATION AGREEMENT NO. 1


          THIS CONSULTANT COMPENSATION AGREEMENT (the "Plan") is made this 10th day of December, 1996, among Summa Vest, Inc., a Utah corporation ("Summa Vest"); and Duane S. Jenson, Jeffrey D. Jenson, Leonard W. Burningham, Esq. and David R. Strawn, Esq., who have executed and delivered this Plan by the execution and delivery of the Counterpart Signature Pages which are designated as Exhibits "A," "B," "C" and "D" hereof (collectively, the "Consultants").

          WHEREAS, the Board of Directors of Summa Vest has adopted a written compensation agreement for compensation of four individual Consultants who are natural persons; and

          WHEREAS, Summa Vest has engaged the Consultants to provide services at the request of and subject to the satisfaction of its management; and

          WHEREAS, the Consultants have provided services at the request and subject to the approval of the management of Summa Vest; and

          WHEREAS, a general description of the nature of the services performed by the Consultants and the maximum value of such services under this Plan are listed in the Counterpart Signature Pages; and

          WHEREAS, Summa Vest and the Consultants intend that this Plan and the services performed hereunder shall be made, requested and performed in such a manner that this Plan shall be a "written compensation agreement" as defined in Rule 405 of the Securities and Exchange Commission ("Commission") pursuant to which Summa Vest may issue "freely tradeable" shares of its common stock as payment for services rendered pursuant to an S-8 Registration Statement to be filed with the Commission by Summa Vest,

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

                            Section 1

                        Compensation Plan

          1.1 Employment. Summa Vest hereby employs the Consultants and the Consultants hereby accept such employment, and have and will perform the services requested by management of Summa Vest to its satisfaction during the